Exhibit 10(c)

AMENDMENT TO
SEVERANCE AGREEMENT

THIS AMENDMENT TO SEVERANCE AGREEMENT (the “Amendment”) is made and entered into as of the 9th day of April, 2012, by and between Zep Inc. (the “Company”), and Robert P. Collins (“Executive”).

WHEREAS, the Company and Executive previously entered into that certain Severance Agreement, dated as of December 31, 2008 (the “Severance Agreement”); and

WHEREAS, the Company and Executive subsequently amended the Severance Agreement by that certain Amendment to Change in Control Agreement and Severance Agreement, dated as of October 5, 2010 (the “Amendment”); and

WHEREAS, the Amendment neglected to include language that would revise the multiple of Base Salary related to the Severance Period; and

WHEREAS, the parties desire to further amend the Severance Agreement to correctly reflect the revised multiple of Base Salary that was erroneously omitted in the Amendment.

AMENDMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.                                       Severance Payment.  Section 4.1 of the Severance Agreement is hereby amended to read in full as follows:

“4.1                           Severance Payment.  Executive shall continue to receive an amount equal to twenty-three and four tenths (23.4) months of his Base Salary (subject to withholding of all applicable taxes) for the entire Severance Period (as defined in Section 2.11 above), payable in the same manner as it was being paid on his Date of Termination.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ZEP INC.

By:	/s/ John K. Morgan
John K. Morgan
Chairman, President and
Chief Executive Officer

EXECUTIVE

/s/ Robert P. Collins
Robert P. Collins